CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 25, 2006 in Amendment No. 1 to the Registration Statement (Form SB-2/A No. 333-143060) and related Prospectus of Destiny Media Technologies Inc. for the registration of 15,301,000 shares of its common stock.

Vancouver, Canada,	/s/ ERNST & YOUNG LLP
August 2, 2007	Chartered Accountants